Exhibit 21
List of Subsidiaries
of
Alliance Data Systems Corporation

State & Date
Name of Direct Subsidiary	of Inc.	Doing Business As	Subsidiaries
ADS Alliance Data Systems, Inc.	Delaware 4/22/83	ADS Alliance Data Systems, Inc.	LoyaltyOne, Inc. (Ohio 12/13/00)

Enlogix, Inc. (Canada, amalgamated 03/01/02) Subsidiary Alliance Data L.P. (Alberta, Canada 06/01/98)

Orcom Solutions, Inc. (Delaware 12/10/96)

Conservation Billing Services, Inc. (Florida 06/26/91)

Alliance Recovery Management, Inc. (Delaware 02/02/01)

Atrana Solutions, Inc. (Texas 4/14/95)

Epsilon Marketing
Services, LLC
(Delaware 07/20/00)
Subsidiary Epsilon
Interactive, LLC
(Delaware 3/12/01)
Subsidiary DNCE LLC
(Delaware 06/09/03)
Subsidiary Epsilon
Data Management,
LLC (Delaware
07/30/70)
Subsidiary Interact
Connect LLC
(Delaware 01/05/99)
Subsidiary DMDA
Limited Partner LLC
(Delaware 11/14/02)
Subsidiary DMDA
General Partner LLC

State & Date
Name of Direct Subsidiary	of Inc.	Doing Business As	Subsidiaries
(Delaware 11/14/02) Subsidiary Epsilon Texas Ltd. LLP (Texas 12/27/02) Subsidiary Northstar U.S., LLC (Delaware 2/22/06)

ICOM, Ltd. (Canada 1/26/06) Subsidiary ICOM Information & Communications, LP (Ontario Canada 1/26/06)

iCOM Information & Communications, Inc. (Delaware 8/18/97)

World Financial Capital Bank	Utah 04/02/03	World Financial Capital Bank	NONE

World Financial Network National Bank	Federal Charter 05/01/89	World Financial Network National Bank	WFN Credit Company, LLC (Delaware Chartered 05/01/01)

Loyalty Management Group Canada, Inc.	Ontario, Canada amalgamated 07/24/98	Loyalty Management Group Canada, Inc.	LMG Travel Services Ltd. (Ontario, Canada 02/21/92)

Alliance Data L.P. (Alberta, Canada 06/01/98)

ICOM Information & Communications, LP (Ontario Canada 1/26/06)

ADS Reinsurance Ltd.	Bermuda 11/26/98	ADS Reinsurance Ltd.	NONE

ADS Commercial Services, Inc.	Delaware 01/18/95	ADS Commercial Services, Inc.	NONE

ADS MB Corporation	Delaware 08/29/01	The Mail Box Alliance Data	NONE

Alliance Travel Services, Inc.	Delaware 11/03/04	Alliance Travel Services, Inc.	NONE

Alliance Data FHC, Inc.	Delaware 2/3/06	Alliance Data FHC, Inc.	NONE